Exhibit 99.1

FedEx Corp. Reports First Quarter Results

MEMPHIS, Tenn., September 21, 2021 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2022		Fiscal 2021
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.0 billion	$22.0 billion	$19.3 billion	$19.3 billion
Operating income	$1.40 billion	$1.49 billion	$1.59 billion	$1.64 billion
Operating margin	6.4%	6.8%	8.2%	8.5%
Net income	$1.11 billion	$1.19 billion	$1.25 billion	$1.28 billion
Diluted EPS	$4.09	$4.37	$4.72	$4.87

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2022	Fiscal 2021
Business realignment costs	$0.19	$ —
TNT Express integration expenses	0.08	0.14

“The execution of our strategies continues to drive higher demand for our services, despite the disruptive impact of the pandemic to labor availability and global supply chains,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “I am very proud of our team members around the world who continue to transport lifesaving vaccines and deliver urgently needed supplies to those affected by natural disasters like Hurricane Ida and the recent earthquakes.”

First quarter operating results were negatively affected by an estimated $450 million year over year increase in costs due to a constrained labor market which impacted labor availability, resulting in network inefficiencies, higher wage rates, and increased purchased transportation expenses. This was partially offset by higher package and freight yields, increased international export express shipments and a favorable net fuel impact. In addition, while commercial ground and U.S. domestic express package volume increased year over year, continued supply chain disruptions have slowed U.S. domestic parcel demand compared to the company’s earlier forecast.

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FedEx Express operating results declined due to higher operating expenses, largely driven by staffing challenges and COVID-19-related air network impacts. Results were also negatively impacted by a decline in U.S. average daily freight pounds due to a surge in charter flights a year ago. These factors were partially offset by higher revenue per package and growth in FedEx International Priority and U.S. domestic express packages. The prior year’s results included a pre-tax benefit of approximately $65 million from a reduction in aviation excise taxes provided by the Coronavirus Aid, Relief, and Economic Security Act, which expired on December 31, 2020.

FedEx Ground first quarter operating results declined primarily due to higher labor costs and network inefficiencies due to inadequate staffing, which negatively affected year-over-year results by an estimated $320 million. Operating results were also negatively impacted by higher expansion-related costs. These costs were partially offset by higher revenue per package and growth in commercial packages.

FedEx Freight first quarter operating results improved primarily due to the continued focus on revenue quality and cost management. FedEx Freight reported a record operating margin of 17.3% for the quarter, with average daily shipments growing 12% and revenue per shipment increasing 11%.

“The FedEx teams continue to diligently deliver for our customers under unique and challenging circumstances,” said Raj Subramaniam, FedEx Corp. president and chief operating officer. “The current labor environment is driving inefficiencies in the operation of our networks and significantly impacting our financial results. For the peak season ahead, service remains our focus and we are making investments in resources and capacity to meet our customer’s needs.”

2022 Rate Increases

As previously announced, effective January 3, 2022, FedEx Express, FedEx Ground and FedEx Home Delivery shipping rates will increase by an average of 5.9%, while FedEx Freight rates will increase by an average of 5.9% to 7.9%. Effective November 1, 2021, a fuel surcharge increase will be applied to FedEx Express (U.S. domestic package and freight services), FedEx Ground and FedEx Freight shipments. Details related to these and additional changes to rates and surcharges are available at fedex.com/en-us/shipping/current-rates.html.

Outlook

FedEx is unable to forecast the fiscal 2022 mark-to-market (MTM) retirement plan accounting adjustments. As a result, FedEx is unable to provide a fiscal 2022 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

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FedEx is reducing its earnings outlook to reflect first quarter results, which were lower than the company’s June forecast.  As conditions during the first quarter were more challenging than anticipated and are now expected to extend longer, the revised FedEx outlook also reflects management’s updated expectations for the remainder of the fiscal year:

•	Earnings per diluted share of $18.25 to $19.50 before the MTM retirement plan accounting adjustments, compared to the prior forecast of $18.90 to $19.90 per diluted share;
•

Earnings per diluted share of $19.75 to $21.00 before the MTM retirement plan accounting adjustments and excluding estimated TNT Express integration expenses and costs associated with business realignment activities, compared to the prior forecast of $20.50 to $21.50 per diluted share;

•	ETR of approximately 24% prior to the MTM retirement plan accounting adjustments; and
•	Capital spending of $7.2 billion.

These forecasts assume continued growth in U.S. industrial production and global trade, a gradual improvement in labor availability beginning in the second half of fiscal 2022, no additional COVID-19-related business restrictions, and current fuel price expectations. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“Our results for the first quarter reflect higher operating costs we are incurring during this uncertain and challenging operating environment,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “While we expect these conditions to continue near-term, we expect a gradual improvement in labor availability combined with our proactive revenue management actions to mitigate the ongoing impact of these headwinds on our results and position us for earnings growth in fiscal 2022.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $87 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its 560,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on September 21, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing impact of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the impact of intense competition; our ability to effectively operate, integrate, leverage and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies and actions; future guidance, regulations, interpretations, challenges or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and

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the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:  Jenny Robertson 901-434-4829

Investor Contact:  Mickey Foster 901-818-7468

Home Page:  fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2022 and Fiscal 2021 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2022 and 2021 consolidated operating income and margin, net income and diluted earnings per share, and adjusted first quarter fiscal 2022 and 2021 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2022 and 2021; and
•	Business realignment costs incurred in fiscal 2022.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2022 and 2021 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

The costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our first quarter fiscal 2022 consolidated and FedEx Express segment non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be

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considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not  be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2022 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2022 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) fiscal 2022 MTM retirement plan accounting adjustments,   (ii) estimated fiscal 2022 TNT Express integration expenses, and (iii) estimated fiscal 2022 business realignment costs. Our fiscal 2022 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of fiscal 2022 MTM retirement plan accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2022 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plan accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2022 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2022 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable.  It is reasonably possible, however, that our fiscal 2022 MTM retirement plan accounting adjustments could have a material impact on our fiscal 2022 consolidated financial results and ETR.

The table included below titled “Fiscal 2022 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2022 EPS forecast, other than the MTM retirement plan accounting adjustments.

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First Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$1,398	6.4%	$345	$1,112	$4.09
Business realignment costs[4]	67	0.3%	15	52	0.19
TNT Express integration expenses[5]	29	0.1%	6	23	0.08
Non-GAAP measure	$1,494	6.8%	$366	$1,187	$4.37

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$567	5.2%
Business realigment costs	67	0.6%
TNT Express integration expenses	26	0.2%
Non-GAAP measure	$660	6.0%

First Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$1,590	8.2%	$361	$1,245	$4.72
TNT Express integration expenses[5]	49	0.3%	11	38	0.14
Non-GAAP measure	$1,639	8.5%	$372	$1,283	$4.87

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[3]
GAAP measure	$710	7.4%
TNT Express integration expenses	37	0.4%
Non-GAAP measure	$747	7.7%

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Fiscal 2022 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plan accounting adjustments (non-GAAP)[6]		$18.25 to $19.50

TNT Express integration expenses	$150
Income tax effect[1]	(28)
Net of tax effect	$122	0.45

Business realignment costs	$370
Income tax effect[1]	(85)
Net of tax effect	$285	1.05

Earnings per diluted share with adjustments[6]		$19.75 to $21.00

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 –	Effect of “total other (expense) income” on net income amount not shown.
3 –	Does not sum to total due to rounding.
4 –	Business realignment costs were recognized at FedEx Express.
5 –	These expenses were recognized at FedEx Corporate and FedEx Express.
6 –	The MTM retirement plan accounting adjustments, which are impracticable to calculate at this time, are excluded.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2022

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31,
	2021	2020	%
Revenue:
FedEx Express segment	$10,966	$9,647	14%
FedEx Ground segment	7,677	7,040	9%
FedEx Freight segment	2,251	1,826	23%
FedEx Services segment	35	8	338%
Other and eliminations[1]	1,074	800	34%
Total Revenue	22,003	19,321	14%
Operating Expenses:
Salaries and employee benefits	7,776	6,852	13%
Purchased transportation	5,659	4,977	14%
Rentals	1,133	936	21%
Depreciation and amortization	971	926	5%
Fuel	1,009	565	79%
Maintenance and repairs	869	806	8%
Business realignment costs	67	—	NM
Other	3,121	2,669	17%
Total Operating Expenses	20,605	17,731	16%
Operating Income:
FedEx Express segment	567	710	(20%)
FedEx Ground segment	671	834	(20%)
FedEx Freight segment	390	274	42%
Corporate, other, and eliminations[1]	(230)	(228)	1%
Total Operating Income	1,398	1,590	(12%)
Other (Expense) Income:
Interest, net	(160)	(184)	(13%)
Other retirement plans income	216	201	7%
Other, net	3	(1)	NM
Total Other Income	59	16	269%
Income Before Income Taxes	1,457	1,606	(9%)
Provision for Income Taxes	345	361	(4%)
Net Income	$1,112	$1,245	(11%)
Diluted Earnings Per Share	$4.09	$4.72	(13%)
Weighted Average Common and
Common Equivalent Shares	271	263	3%
Capital Expenditures	$1,570	$1,424	10%

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments. The financial results of FedEx Dataworks are included in the period ended August 31, 2021.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2022

(In millions)

	August 31, 2021
	(Unaudited)	May 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$6,853	$7,087
Receivables, less allowances	11,125	12,069
Spare parts, supplies and fuel, less allowances	577	587
Prepaid expenses and other	991	837
Total current assets	19,546	20,580
Property and Equipment, at Cost	71,542	70,077
Less accumulated depreciation and amortization	35,061	34,325
Net property and equipment	36,481	35,752
Other Long-Term Assets
Operating lease right-of-use assets, net	15,414	15,383
Goodwill	6,843	6,992
Other assets	3,764	4,070
Total other long-term assets	26,021	26,445
	$82,048	$82,777
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$125	$146
Accrued salaries and employee benefits	2,200	2,903
Accounts payable	3,822	3,841
Operating lease liabilities	2,263	2,208
Accrued expenses	4,500	4,562
Total current liabilities	12,910	13,660
Long-Term Debt, Less Current Portion	20,554	20,733
Other Long-Term Liabilities
Deferred income taxes	3,969	3,927
Pension, postretirement healthcare and other benefit obligations	3,451	3,501
Self-insurance accruals	2,484	2,430
Operating lease liabilities	13,382	13,375
Other liabilities	977	983
Total other long-term liabilities	24,263	24,216
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,610	3,481
Retained earnings	30,462	29,817
Accumulated other comprehensive loss	(881)	(732)
Treasury stock, at cost	(8,902)	(8,430)
Total common stockholders' investment	24,321	24,168
	$82,048	$82,777

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2022

(In millions)

(Unaudited)

	Three Months Ended August 31,
	2021	2020
Operating Activities:
Net income	$1,112	$1,245
Noncash charges:
Depreciation and amortization	971	926
Other, net	1,106	749
Changes in operating assets and liabilities, net	(1,105)	(269)
Net cash provided by operating activities	2,084	2,651
Investing Activities:
Capital expenditures	(1,570)	(1,424)
Proceeds from asset dispositions and other	20	6
Net cash used in investing activities	(1,550)	(1,418)
Financing Activities:
Principal payments on debt	(64)	(45)
Proceeds from debt issuances	—	959
Proceeds from stock issuances	84	82
Dividends paid	(200)	(170)
Purchase of treasury stock	(549)	—
Other, net	(1)	(1)
Cash (used in) provided by financing activities	(730)	825
Effect of exchange rate changes on cash	(38)	15
Net (decrease) increase in cash and cash equivalents	(234)	2,073
Cash and cash equivalents at beginning of period	7,087	4,881
Cash and cash equivalents at end of period	$6,853	$6,954

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2021	2020	%
Revenue:
Package Revenue:
U.S. Overnight Box	$2,170	$1,861	17%
U.S. Overnight Envelope	482	426	13%
Total U.S. Overnight	2,652	2,287	16%
U.S. Deferred	1,231	1,096	12%
Total U.S. Package Revenue	3,883	3,383	15%
International Priority	2,839	2,317	23%
International Economy	669	616	9%
Total International Export Package	3,508	2,933	20%
International Domestic[1]	1,114	1,088	2%
Total Package Revenue	8,505	7,404	15%
Freight Revenue:
U.S.	775	833	(7%)
International Priority	873	653	34%
International Economy	414	371	12%
International Airfreight	47	75	(37%)
Total Freight Revenue	2,109	1,932	9%
Other Revenue	352	311	13%
Total Express Revenue	$10,966	$9,647	14%
Operating Expenses:
Salaries and employee benefits	4,084	3,742	9%
Purchased transportation	1,551	1,304	19%
Rentals and landing fees	635	504	26%
Depreciation and amortization	492	477	3%
Fuel	868	496	75%
Maintenance and repairs	573	551	4%
Business realignment costs	67	—	NM
Intercompany charges	508	461	10%
Other	1,621	1,402	16%
Total Operating Expenses	10,399	8,937	16%
Operating Income	$567	$710	(20%)
Operating Margin	5.2%	7.4%	(2.2 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2022

(Unaudited)

	Three Months Ended August 31,
	2021	2020	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,413	1,287	10%
U.S. Overnight Envelope	514	483	6%
Total U.S. Overnight Package	1,927	1,770	9%
U.S. Deferred	1,251	1,207	4%
Total U.S. Domestic Package	3,178	2,977	7%
International Priority	771	696	11%
International Economy	263	260	1%
Total International Export Package	1,034	956	8%
International Domestic[1]	2,004	2,298	(13%)
Total Average Daily Packages	6,216	6,231	—
Yield (Revenue Per Package):
U.S. Overnight Box	$23.62	$22.25	6%
U.S. Overnight Envelope	14.42	13.56	6%
U.S. Overnight Composite	21.17	19.88	6%
U.S. Deferred	15.14	13.97	8%
U.S. Domestic Composite	18.79	17.48	7%
International Priority	56.64	51.18	11%
International Economy	39.10	36.46	7%
Total International Export Composite	52.18	47.18	11%
International Domestic[1]	8.56	7.28	18%
Composite Package Yield	$21.05	$18.28	15%
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	8,040	8,849	(9%)
International Priority	6,594	5,501	20%
International Economy	11,683	11,633	—
International Airfreight	1,227	1,575	(22%)
Total Avg Daily Freight Pounds	27,544	27,558	—
Revenue Per Freight Pound:
U.S.	$1.48	$1.45	2%
International Priority	2.04	1.83	11%
International Economy	0.55	0.49	12%
International Airfreight	0.60	0.74	(19%)
Composite Freight Yield	$1.18	$1.08	9%
Operating Weekdays	65	65	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$7,677	$7,040	9%
Operating Expenses:
Salaries and employee benefits	1,613	1,274	27%
Purchased transportation	3,503	3,291	6%
Rentals	318	264	20%
Depreciation and amortization	226	204	11%
Fuel	6	4	50%
Maintenance and repairs	136	107	27%
Intercompany charges	491	432	14%
Other	713	630	13%
Total Operating Expenses	7,006	6,206	13%
Operating Income	$671	$834	(20%)
Operating Margin	8.7%	11.8%	(3.1 pts)

OPERATING STATISTICS
Ground Commercial Operating Weekdays	66	66	—
Home Delivery and Economy Operating Days	91	91	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,425	3,966	12%
Home Delivery	3,747	3,682	2%
Economy	1,164	1,698	(31%)
Total Average Daily Package Volume	9,336	9,346	—
Yield (Revenue Per Package)	$10.29	$9.33	10%

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage to virtually all of the U.S. population, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis. Prior year statistical information has been revised to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2021	2020	%
FINANCIAL HIGHLIGHTS
Revenue	$2,251	$1,826	23%
Operating Expenses:
Salaries and employee benefits	988	858	15%
Purchased transportation	239	170	41%
Rentals	59	56	5%
Depreciation and amortization	99	106	(7%)
Fuel	135	65	108%
Maintenance and repairs	63	53	19%
Intercompany charges	126	119	6%
Other	152	125	22%
Total Operating Expenses	1,861	1,552	20%
Operating Income	$390	$274	42%
Operating Margin	17.3%	15.0%	2.3 pts

OPERATING STATISTICS
Operating Weekdays	65	65	—
Average Daily Shipments (000s):
Priority	80.3	71.3	13%
Economy	33.5	30.1	11%
Total Average Daily Shipments	113.8	101.4	12%
Weight Per Shipment (lbs):
Priority	1,085	1,096	(1%)
Economy	938	998	(6%)
Composite Weight Per Shipment	1,041	1,067	(2%)
Revenue/Shipment:
Priority	$290.92	$259.90	12%
Economy	333.02	302.74	10%
Composite Revenue/Shipment	$303.32	$272.62	11%
Revenue/CWT:
Priority	$26.82	$23.71	13%
Economy	35.50	30.34	17%
Composite Revenue/CWT	$29.13	$25.55	14%